Exhibit 99.2

 THIRD Quarter 2017 Investor Update

 Forward-Looking Statements  Statements in this release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,'' “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Those forward-looking statements involve known and unknown risks and uncertainties and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including the success of our strategic objectives; our ability to generate revenue from our partner sales strategy and business development pipeline with our distribution partners; the impact of shutting down and then divesting our Pet Health Monitoring segment; the timing and success of new product launches and other growth initiatives, including our Identity Guard® with Watson™ product; the continuing impact of the regulatory environment on our business; the continued dependence on a small number of financial institutions for a majority of our revenue and to service our U.S. financial institution customer base; our ability to execute our strategy and previously announced transformation plan; our incurring additional restructuring charges; our incurring additional charges for non-income business taxes or otherwise, or impairment costs or charges on goodwill and/or other assets; our ability to control costs; our expectations for marketing and investment expenditures; our failure to protect private data due to a security breach or other unauthorized access; our ability to maintain sufficient liquidity and produce sufficient cash flow to fund our business, growth strategy and debt service obligations; our ability to complete the proposed amendment to our New Credit Agreement; and our needs for additional capital to grow our business, including our ability to maintain compliance with the covenants under our term loan or seek additional sources of debt and/or equity financing. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed under “Forward-Looking Statements,” “Item 1. Business—Government Regulation” and “Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in its recent other filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements unless required by applicable law.  Please see the company’s release and website at www.intersections.com for additional details on quarterly results.  2

   About Intersections Inc.  YEAR ESTABLISHED1996  2016 REVENUE ...........................................................$176 MILLION  PUBLICLY TRADED ON NASDAQ SINCE 2004  INTX  CONSUMERS PROTECTED TO DATE47 MILLION  Intersections Inc. provides innovative, information based solutions that help consumers manage risks and make better informed life decisions. Under its IDENTITY GUARD® brand and other brands, the company helps consumers monitor, manage and protect against the risks associated with their identities and personal information.   HEADQUARTERS: Chantilly, Virginiawww.intersections.com.   3

 Third Quarter Results  4

 3rd Quarter 2017 Highlights  Expanded the Identity Guard® with Watson™ platform to support additional service tiers that will be available in the first quarter of 2018, including both an entry level Value service and a premium service, Premier, to go with our Total Service plan.Successful business development campaign in the third quarter to work with employers and their employee benefits advisors to make Identity Guard® identity theft protection available to employees across the U.S.Completed our program to divest non-core businesses by completing the divestiture of our Pet Health Monitoring business effective July 31, 2017.The Identity Guard® subscriber base grew by 2.7% to 338 thousand subscribers during the third quarter. Subscriber growth late in third quarter is expected to have a positive impact on revenue in the fourth quarter 2017. The subscriber base has increased 6.6% on a year-to-date basis.Revenue from our financial institution clients was $20.8 million for the third quarter. This revenue base continues to decrease at an average monthly rate of approximately 1.0% per month, which we believe is representative of normal attrition given the discontinuation of marketing and retention efforts for this population.Our lender, PEAK6 Investments, has agreed in principle to amend our Credit Agreement to provide additional liquidity to support our growth initiatives; however, there can be no assurances that a definitive agreement will be reached on the anticipated terms, if at all.  5

 Subscribers  The Identity Guard® subscriber base increased 2.7% during the third quarter, and 6.6% since December 31, 2016, primarily in its direct to consumer channel. Subscriber growth late in third quarter of 2017 is expected to have a positive impact on revenue in the fourth quarter of 2017.Subscribers acquired through our Canadian business marketing relationship were relatively consistent with the base as of June 30, 2017 and December 31, 2016.U.S. financial institution subscribers declined approximately 1% per month on average since December 31, 2016, a rate we believe continues to represent normal attrition.Note (1): We periodically refine the criteria used to calculate and report our subscriber data. In the nine months ended September 30, 2017, we determined that certain subscribers who receive our breach response services should no longer be included in the presentation of Identity Guard® subscribers or revenue due to the nonrecurring nature of our breach response services. For comparability, all periods presented have been recast to reflect this change in subscribers and revenue.   6

 Revenue  The 0.7% Identity Guard® revenue decrease from the second quarter of 2017, as well as the decrease of 4.1% compared to the prior year-to-date period, were due to the loss of revenue from one of our partners, Costco, that is no longer marketing our products. Subscriber additions late in the third quarter are expected to have a positive impact on revenue in the fourth quarter of 2017.Revenue from U.S. financial institution clients decreased at an average monthly rate of 0.9% per month in the third quarter of 2017, which the Company continues to believe is representative of normal attrition given the discontinuation of marketing and retention efforts for this subscriber population.Note (1): We periodically refine the criteria used to calculate and report our subscriber data. In the nine months ended September 30, 2017, we determined that certain subscribers who receive our breach response services should no longer be included in the presentation of Identity Guard® subscribers or revenue due to the nonrecurring nature of our breach response services. For comparability, all periods presented have been recast to reflect this change in subscribers and revenue.  7

 Note (a): Adjusted EBITDA (loss) refers to adjusted EBITDA (loss) before share related compensation and non-cash impairment charges. See reconciliation of non-GAAP financial measures on slide 10 of this presentation.  Financial Highlights  Loss from continuing operations before income taxes improved to $(3.4) million in the third quarter of 2017 compared to the loss of $(5.3) million in the second quarter of 2017 primarily due to the impact in the second quarter of a $1.5 million non-cash loss on extinguishment of debt recorded in the second quarter.Adjusted EBITDA improved to $1.0 million in the third quarter compared to the loss of $(0.7) million in the second quarter due to lower cash compensation expense in the third quarter compared to the second quarter.Loss from continuing operations before income taxes and Adjusted EBITDA in the third quarter of 2017 decreased compared to the third quarter of 2016 due to an increase of $0.4 million in the estimated liability for non-income business taxes and interest, compared to a $1.0 million reduction in the non-income tax liability in the third quarter of 2016. Loss from continuing operations before income taxes and Adjusted EBITDA in the nine months ended September 30, 2017 decreased compared to the prior year period primarily due to the decrease in revenue from our financial institution and Insurance and Other Consumer Services clients.  8

 Financial Highlights  The Company began expanding its business development capabilities in 2016 to address market channel and distribution opportunities and continued the expansion of this team in the first nine months of 2017. As a result, cash used in operating activities from continuing operations for the nine-month period includes approximately $3.6 million for Identity Guard® business development activities, the significant majority of which is personnel cost. The Company expects to continue its spending on business development activities at approximately the same level for the remainder of 2017.Cash used in operating activities from continuing operations included $6.3 million in the nine months ended September 30, 2017 for deferred subscription and solicitation costs related to our direct to consumer marketing, including $1.0 million in the third quarter. The Company implemented changes beginning in the second quarter to reduce the cash marketing spending in this channel and expects the use of cash for this purpose to continue to decline for the remainder of 2017.The Company continued to develop new product features primarily for the Identity Guard® with Watson™ platform during the nine months ended September 30, 2017. As a result, the Company invested approximately $2.7 million in internally developed capitalized software for the nine-month period. The Company expects to continue its investments in product development at approximately the same level for the remainder of 2017.  9

 Reconciliation of Non-GAAP Financial Measures  Please see the company’s release and website at www.intersections.com for additional details on quarterly results.  Reconciliation of consolidated adjusted EBITDA (loss) before share related compensation and non-cash impairment charges (“Adjusted EBITDA”)($ in thousands):  10  In the second quarter of 2016, we ceased adding other expense (income) to consolidated Adjusted EBITDA to be consistent with the definition of Adjusted EBITDA in our Prior Credit Agreement. Prior periods have been recast to reflect the new presentation. For additional information, Please see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in our most recent Form 10-K.Further description of the reconciliation of Non-GAAP Financial Measures can be found in the tables and footnotes accompanying the Company’s earnings release and the “GAAP and Non-GAAP Measures” link under the “Investor and Media” page on our website at www.intersections.com.

 Business Development Update  Year To Date Activity:Won 118 partner proposals, or 53%, of the 223 prospects that migrated through our pipeline.The 118 partner deals consist of both employer-paid group coverage and voluntary coverage programs and include an estimated 330 thousand employees that are eligible for enrollment. New Partner Programs:Recent wins are being launched in the fourth quarter 2017 and first quarter 2018.We expanded our partner service teams to launch and provide continued marketing and support to our partners in order to maximize penetration of the eligible lives under these programs.Pipeline:An additional 235 employee benefit prospects representing an estimated 1.8 million eligible customers are currently in the earlier stages of our pipeline. We also developed a healthy pipeline of over 100 partner prospects for joint or other marketing opportunities. Our Identity Guard® Classic product is featured in 83 of these opportunities and our Identity Guard® With Watson™ product is featured in 17.We expect the majority, if not all, of our business development pipeline for 2018 to be for our new Identity Guard® With Watson™ product.  11

 Identity Guard With Watson Product Update  Building out three product configurations of Identity Guard® With Watson™ to address different market needs and price points – Value, Total and Premium. All the configurations will be using the IBM Watson™ artificial intelligence platform and machine learning to both monitor for threats and provide customized advice to subscribers about risks.Q3 Releases:Risk Management Score – We use machine learning models to predict the probability of becoming a victim of identity theft for each user. This is then surfaced to the user as a risk management score describing how well they manage their risk of becoming a victim of identity theft.Q3 Development:Cyberbullying Alerts – We have trained Watson™ to read the social media feeds of teenagers and classify posts, comments, etc. as a personal attack. This will be used to generate alerts for parents.Watson-Generated Actions – Our threat alerts are currently found by Watson™ and soon, Watson™ will provide the advice as well. We are training Watson™ to automatically generate the “actions” for resolving threat alerts.  12

IDENTITY GUARD

Thank You

Corporate Headquarters
Intersections Inc.
3901 Stonecroft Boulevard
Chantilly, VA 20151
Toll-free: 800.695.7536
www.intersections.com

Investor Relations
Ron Barden, CFO
IR@intersections.com
Tel: 703.488.6100

13